UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2021

Freeport-McMoRan Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Central Avenue
Phoenix	AZ	85004
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FCX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2021, Gerald J. Ford notified the Board of Directors of Freeport-McMoRan Inc. (FCX) that he will retire as a director effective upon the expiration of his current term, which ends in connection with FCX’s 2021 annual meeting of stockholders in June 2021. In light of his impending retirement, effective as of February 2, 2021 (the Effective Date), Mr. Ford has stepped down as non-executive Chairman and as Chair of the Governance Committee. Mr. Ford’s decision to retire was not the result of any disagreement with FCX.

As of the Effective Date, the Board appointed Richard C. Adkerson, as Chairman of the Board. Mr. Adkerson will also continue to lead the company as Chief Executive Officer. The independent directors of the Board have appointed Dustan E. McCoy as Lead Independent Director and Lydia H. Kennard as Chair of the Governance Committee. Fran Townsend will continue to Chair the Corporate Responsibility Committee, John Stephens will continue to Chair the Audit Committee and Dusty McCoy will continue to Chair the Compensation Committee.

Further, as of the Effective Date, the Board appointed Kathleen L. Quirk as President of FCX. Ms. Quirk will continue to serve as Chief Financial Officer. Ms. Quirk, age 57, has served as Chief Financial Officer since December 2003. Ms. Quirk previously served as Executive Vice President from March 2007 to February 2021, Treasurer from February 2000 to August 2018 and as Senior Vice President from December 2003 to March 2007. Ms. Quirk also serves on the Board of Directors of Vulcan Materials Company.

On the Effective Date and in connection with their new appointments, the Compensation Committee approved adjustments to the compensation of Mr. Adkerson and Ms. Quirk. Mr. Adkerson’s annual base salary was increased from $1.6 million to $1.8 million and Ms. Quirk’s annual base salary was increased from $800,000 to $1 million. Mr. Adkerson and Ms. Quirk also participate in (1) an annual cash incentive plan with a target award of 1.5 times base salary, with actual payout ranging from 0% to 175% depending on performance measured against specified metrics and (2) long-term incentive plans targeting 69% of total direct compensation for Mr. Adkerson and 64% of total direct compensation for Ms. Quirk. Except as otherwise noted herein, Mr. Adkerson’s and Ms. Quirk’s employment and compensation arrangements are described in FCX’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 22, 2020.

Item 7.01. Regulation FD Disclosure.
FCX issued two press releases dated February 2, 2021, announcing (1) the appointment of Richard C. Adkerson as Chairman of the Board (see Exhibit 99.1) and (2) the reinstatement of common stock dividends and the adoption of a performance based payout policy (see Exhibit 99.2). Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated into this Item 7.01 by reference.
The information furnished pursuant to Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
99.1	Press release dated February 2, 2021, titled “Freeport-McMoRan Announces Appointment of Richard C. Adkerson as Chairman of the Board.”

99.2	Press release dated February 2, 2021, titled “Freeport-McMoRan Announces Reinstatement of Common Stock Dividend and Adoption of Performance Based Payout Policy.”

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freeport-McMoRan Inc.

By: /s/ Kathleen L. Quirk.
----------------------------------------
Kathleen L. Quirk.
President and Chief Financial Officer
(authorized signatory and
Principal Financial Officer)

Date: February 4, 2021